UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): August 21, 2018

VerifyMe, Inc.

(Exact Name of Registrant as Specified in Charter)

Nevada	000-31927	23-3023677
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

Clinton Square, 75 S. Clinton Ave, Suite 510 Rochester, NY		14604
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code (585)-736-9400

 ____________________________________________

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communication pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01 Other Events

VerifyMe, Inc. (the “Company”) is furnishing the following excerpt from a newsletter (the “Newsletter”) which was published by the third party news publisher, www.insiderbuyingreport.com (the “Publisher”). The Company did not request that the Newsletter be prepared, did not review the Newsletter in advance and did not pay the Publisher or any other party to include information on the Company in the Newsletter. The opinions contained within the Newsletter are exclusively those of the Publisher. The Company is not commenting on whether any of the information contained in the Newsletter is complete. The highlighting was inserted by the Publisher.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No. Exhibit Description

99.1        Newsletter

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

VerifyMe, Inc.

Date: August 21, 2018	By:	/s/ Patrick White
	Name:	Patrick White
	Title:	Chief Executive Officer